SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2010

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant's Certifying Accountant

As part of the Citizens Community Bancorp, Inc.’s (the “Company”) continued cost-cutting and vendor management initiatives, the Company recently entertained proposals from two firms, including the incumbent independent public accountant. On March 19, 2010, upon notification from the Company of its significantly higher bid, the predecessor auditor, Wipfli, LLP informed the Company that Wipfli, LLP declined to stand for re-appointment as the Company's independent public accountants for the fiscal year ending September 30, 2010.  Subsequently, the Company proceeded to appoint Baker Tilly Virchow Krause, LLP as its new independent public accountants, subject to final completion of Baker Tilly Virchow Krause LLP's client acceptance procedures. The decision was based primarily on potential professional services cost reductions. The decision to accept Wipfli, LLP's resignation and to retain Baker Tilly Virchow Krause, LLP was approved by the Company's Audit Committee on March 25, 2010.

Wiplfi, LLP's reports on the Company's consolidated financial statements for each of the fiscal years ended Septebmer 30, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and through March 25, 2010, there were no disagreements with Wipfli, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Wipfli LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years.

During the two most recent fiscal years and through March 25, 2010, there have been no "reportable events" (as such term is described in Item 304(a)(1)(v) of Regulation S-K), except that as of September 30, 2009, management identified material weaknesses in the Company's internal control over financial reporting related to (a) inadequate financial statement disclosures for other-than-temporarily impaired securities, income taxes, and subsequent events, related to retirement plans; and (b) improper application of GAAP related to revenue recognition on securities classified as other-than-temporarily impaired and the recording of employee benefit expense related to terminated employees.  See Item 4T in the Company's quarterly report on Form 10-Q for the quarterly period ended December 31, 2009 and Item 9A(T) in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2009 for additional discussion of these material weaknesses.

The Company has provided Wipfli, LLP with a copy of the foregoing disclosures and has requested that Wipfli, LLP review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K.  A copy of Wipfli, LLP's letter to the Securities and Exchange Commission is attached to this report as Exhibit 16.1.

During the fiscal years ended September 30, 2009 and 2008, and the subsequent interim period through March 25, 2010, the Company did not consult with Baker Tilly Virchow Krause, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                    Arrangements of Certain Officers

On March 25, 2010, the Board of Directors of the Company accepted the resignation of John D. Zettler from the position of Chief Financial Officer, effective immediately.  Mr. Zettler previously served as the Company's Principal Accounting and Financial Officer.  Mr. Zettler will remain with the Company in its finance and accounting group.  Effective as of March 25, 2010, Rebecca L. Johnson, the Company's Controller, assumed responsibility as the Company's Principal Accounting Officer and Principal Financial Officer.

Information regarding Ms. Johnson required by item 5.02 has been previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and the Proxy Statement for the 2010 Annual Meeting of Shareholders, both as filed with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

The following exhibit is filed herewith:

Exhibit 16.1 – Letter of Wipfli, LLP dated March 31, 2010 concerning change in the registrant's certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date:  March 31, 2010
BY  /s/ Edward H. Schaefer
       Edward H. Schaefer, Chief Executive Officer